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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 15, 2005 (except for Note 2 as to which the date is June 30, 2005), relating to the financial statements and financial statement schedules of Sealy Corporation and subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
June 30, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM